                                                                    EXHIBIT 20.2
[WFS FINANCIAL INC LOGO]


                 WFS FINANCIAL 2004-4 OWNER TRUST
                    Distribution Date Statement
           for Collection Period ended January 31, 2005
            for Distribution Date of February 17, 2005

                                                                                                                      DOLLARS
COLLECTIONS
Payments received                                                                                                   51,322,250.02
       Plus / (Less):
                         Net Servicer Advances                                                                          68,803.45
                         Investment Earnings on funds in the Collection
                         Account                                                                                        89,342.33
                                                                                                                    -------------
Net Collections                                                                                                     51,480,395.80
       Plus / (Less):
                         Funds in Spread Account                                                                    13,157,277.96

                                                                                                                    -------------
Total Available Funds                                                                                               64,637,673.76
                                                                                                                    =============

DISTRIBUTIONS

       Servicing Fee                                                                                 1,367,551.00
       Trustee and Other Fees                                                                            4,206.68
                                                                                                     ------------

Total Fee Distribution                                                                                               1,371,757.68

       Note Interest Distribution Amount - Class A-1                                  262,722.19
       Note Interest Distribution Amount - Class A-2                                  781,250.00
       Note Interest Distribution Amount - Class A-3                                  866,683.33
       Note Interest Distribution Amount - Class A-4                                  667,933.33
                                                                                   -------------
                                                                                    2,578,588.85

       Note Principal Distribution Amount - Class A-1                              47,532,533.55
       Note Principal Distribution Amount - Class A-2                                       0.00
       Note Principal Distribution Amount - Class A-3                                       0.00
       Note Principal Distribution Amount - Class A-4                                       0.00
                                                                                   -------------
                                                                                   47,532,533.55

Total Class A Interest and Principal Distribution                                                                   50,111,122.40

       Note Interest Distribution Amount - Class B-1                                  136,937.50
       Note Principal Distribution Amount - Class B-1                                       0.00
                                                                                   -------------

Total Class B Interest and Principal Distribution                                                                      136,937.50

       Note Interest Distribution Amount - Class C-1                                  149,800.00
       Note Principal Distribution Amount - Class C-1                                       0.00
                                                                                   -------------

Total Class C Interest and Principal Distribution                                                                      149,800.00

       Note Interest Distribution Amount - Class D-1                                  135,741.67
       Note Principal Distribution Amount - Class D-1                                       0.00
                                                                                   -------------

Total Class D Interest and Principal Distribution                                                                      135,741.67

       Spread Account Deposit                                                                                       12,732,314.51
                                                                                                                    -------------
Total Distributions                                                                                                 64,637,673.76
                                                                                                                    =============

                        WFS FINANCIAL 2004-4 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 17, 2005

PORTFOLIO DATA:                                                             # of loans
   Beginning Aggregate Principal Balance                                       82,304                      1,312,848,850.16

       Less:                 Principal Payments                                          (20,910,338.09)
                             Full Prepayments                                  (1,357)   (16,112,644.64)
                             Partial Prepayments                                    -                 -
                             Liquidations                                        (188)    (2,594,416.55)
                                                                                         --------------
                                                                                                             (39,617,399.28)
                                                                                                           ----------------
   Ending Aggregate Principal Balance                                          80,759                      1,273,231,450.88
                                                                                                           ================

Ending Outstanding Principal Balance of Notes                                                              1,214,471,695.13
Overcollateralization Amount                                                                                  58,759,755.75
Overcollateralization Level                                                                                            4.62%

OTHER RELATED INFORMATION:

Spread Account:

       Beginning Balance                                                                  13,128,488.50
             Investment earnings on funds in spread account                                   28,789.46
             Less: Funds included in Total Available Funds                               (13,157,277.96)
             Deposits                                                                     12,732,314.51
             Reductions                                                                               -
                                                                                         --------------
       Ending Balance                                                                                         12,732,314.51

       Beginning Initial Deposit                                                         14,000,000.00
             Repayments                                                                              -
                                                                                         -------------
       Ending Initial Deposit                                                                                 14,000,000.00

Servicer Advances:
       Beginning Unreimbursed Advances                                                       938,167.86
       Net Advances                                                                           68,803.45
                                                                                         --------------
                                                                                                               1,006,971.31

Net Charge-Off Data:
       Charge-Offs                                                                         1,463,087.39
       Recoveries                                                                           (254,918.37)
                                                                                         --------------
       Net Charge-Offs                                                                                         1,208,169.02

Delinquencies ( P&I):                                                        # of loans
       30-59 Days                                                                 918     10,946,493.01
       60-89 Days                                                                 229      2,641,944.26
       90-119 Days                                                                 62        773,367.16
       120 days and over                                                            1         14,222.73

Repossessions                                                                      65        513,378.81

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale
 and Servicing Agreement)                                                           -                 -                   -

Cumulative Charge-Off Percentage                                                                                       0.09%

WAC                                                                                                                 11.1798%
WAM                                                                                                                  60.517

                        WFS FINANCIAL 2004-4 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 17, 2005

                                                      BEGINNING                             REMAINING           TOTAL
               ORIGINAL            ORIGINAL           OUTSTANDING        PRINCIPAL          OUTSTANDING        PRINCIPAL
               PRINCIPAL           PRINCIPAL          PRINCIPAL         DISTRIBUTION         PRINCIPAL       AND INTEREST
CLASSES         BALANCE            BALANCE             BALANCE            AMOUNT              BALANCE        DISTRIBUTION
-------    ----------------    ----------------    ----------------   ---------------    ----------------    -------------
 A-1         247,000,000.00      247,000,000.00      151,004,228.68     47,532,533.55      103,471,695.13    47,795,255.74

 A-2         375,000,000.00      375,000,000.00      375,000,000.00              0.00      375,000,000.00       781,250.00

 A-3         349,000,000.00      349,000,000.00      349,000,000.00              0.00      349,000,000.00       866,683.33

 A-4         233,000,000.00      233,000,000.00      233,000,000.00              0.00      233,000,000.00       667,933.33

 B-1          52,500,000.00       52,500,000.00       52,500,000.00              0.00       52,500,000.00       136,937.50

 C-1          56,000,000.00       56,000,000.00       56,000,000.00              0.00       56,000,000.00       149,800.00

 D-1          45,500,000.00       45,500,000.00       45,500,000.00              0.00       45,500,000.00       135,741.67
           ----------------    ----------------    ----------------     -------------    ----------------    -------------
 TOTAL     1,358,000,000.00    1,358,000,000.00    1,262,004,228.68     47,532,533.55    1,214,471,695.13    50,533,601.57
           ================    ================    ================     =============    ================    =============

                                   NOTE MONTHLY                     TOTAL
                                     INTEREST        PRIOR         INTEREST         INTEREST
NOTE       INTEREST    INTEREST    DISTRIBUTABLE    INTEREST     DISTRIBUTABLE    DISTRIBUTION
CLASSES      RATE        RATE         AMOUNT       CARRYOVER        AMOUNT           AMOUNT
------     --------    --------    -------------   ---------    --------------    ------------
 A-1        2.08780%    2.08780%      262,722.19     0.00         262,722.19        262,722.19

 A-2        2.50000%    2.50000%      781,250.00     0.00         781,250.00        781,250.00

 A-3        2.98000%    2.98000%      866,683.33     0.00         866,683.33        866,683.33

 A-4        3.44000%    3.44000%      667,933.33     0.00         667,933.33        667,933.33

 B-1        3.13000%    3.13000%      136,937.50     0.00         136,937.50        136,937.50

 C-1        3.21000%    3.21000%      149,800.00     0.00         149,800.00        149,800.00

 D-1        3.58000%    3.58000%      135,741.67     0.00         135,741.67        135,741.67
                                    ------------     ----       ------------      ------------
 TOTAL                              3,001,068.02     0.00       3,001,068.02      3,001,068.02
                                    ============     ====       ============      ============

                        WFS FINANCIAL 2004-4 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 17, 2005

      Detailed Reporting

              See Schedule F

      WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of January 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated October 01, 2004.

                                              __________________________________
                                              Lori Bice
                                              Assistant Vice President
                                              Director Technical Accounting

                                              __________________________________
                                              Susan Tyner
                                              Vice President
                                              Assistant Controller